As filed with the Securities and Exchange Commission on January 23, 2025

Registration No. 333-265149

Registration No. 333-255910

Registration No. 333-255909

Registration No. 333-217794

Registration No. 333-212065

Registration No. 333-184336

Registration No. 333-184335

Registration No. 333-184334

Registration No. 333-136984

Registration No. 333-100263

Registration No. 333-13599

Registration No. 333-13509

Registration No. 333-13511

Registration No. 33-90970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265149

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255910

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255909

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217794

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212065

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184336

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184335

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184334

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136984

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100263

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-13599

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-13509

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-13511

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-90970

UNDER

THE SECURITIES ACT OF 1933

Universal Stainless & Alloy Products, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	25-1724540
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

600 Mayer Street

Bridgeville, Pennsylvania 15017

(Address of Principal Executive Office)

Amended and Restated Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan

Amended and Restated Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan

Universal Stainless & Alloy Products, Inc. 1994 Stock Incentive Plan

(Full title of plans)

John J. Arminas

Vice President, General Counsel and Secretary

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

(Name and address of agent for service)

(412) 257-7600

(Telephone number, including area code, of agent for service)

Copies to:

Pierre-Emmanuel Perais

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

(212) 903-9306

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Registrant” or “Universal”) and are filed to deregister any and all securities of the Registrant registered but unsold or otherwise unissued under each such Registration Statement as of the effectiveness of the Merger (as defined below) on January 23, 2025:

•

Registration Statement on Form S-8 (File No.  333-265149), registering 500,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) reserved for issuance under the Amended and Restated Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), filed with the SEC on May 23, 2022;

•

Registration Statement on Form S-8 (File No.  333-255910), registering 100,000 shares of Common Stock reserved for issuance under the Amended and Restated Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan (the “A&R 1996 ESPP”), filed with the SEC on May 7, 2021;

•

Registration Statement on Form S-8 (File No.  333-255909), registering (i) 400,000 shares of Common Stock reserved for issuance under the 2017 Plan and (ii) 66,000 shares of Common Stock reserved for issuance under the 1994 Stock Incentive Plan (the “1994 Plan”) filed with the SEC on May 7, 2021;

•	Registration Statement on Form S-8 (File No. 333-217794), registering 568,357 shares of Common Stock reserved for issuance under the 2017 Plan, filed with the SEC on May 8, 2017;

•

Registration Statement on Form S-8 (File No.  333-212065), registering 100,000 shares of Common Stock reserved for issuance under the 1996 Employee Stock Purchase Plan (the “1996 ESPP”), filed with the SEC on June 16, 2016;

•	Registration Statement on Form S-8 (File No. 333-184336), registering 50,000 shares of Common Stock reserved for issuance under the 1996 ESPP, filed with the SEC on October 9, 2012;

•

Registration Statement on Form S-8 (File No.  333-184335), registering 500,000 shares of Common Stock reserved for issuance under the Universal Stainless & Alloy Products, Inc. Stock Incentive Plan (the “Incentive Plan”), filed with the SEC on October 9, 2012;

•	Registration Statement on Form S-8 (File No. 333-184334), registering 712,318 shares of Common Stock reserved for issuance under the Omnibus Incentive Plan, filed with the SEC on October 9, 2012;

•	Registration Statement on Form S-8 (File No. 333-136984), registering 60,000 shares of Common Stock reserved for issuance under the 1996 ESPP, filed with the SEC on August 30, 2006;

•	Registration Statement on Form S-8 (File No. 333-100263), registering 300,000 shares of Common Stock reserved for issuance under the Incentive Plan, filed with the SEC on October 2, 2002;

•

Registration Statement on Form S-8 (File No.  333-13599), registering 11,800 shares of Common Stock reserved for issuance under the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Plan (the “Employee Stock Plan”), filed with the SEC on October 7, 1996;

•	Registration Statement on Form S-8 (File No. 333-13509), registering 220,000 shares of Common Stock reserved for issuance under the Incentive Plan, filed with the SEC on October 4, 1996;

•	Registration Statement on Form S-8 (File No. 333-13511), registering 90,000 shares of Common Stock reserved for issuance under the 1996 ESPP, filed with the SEC on October 4, 1996;

•	Registration Statement on Form S-8 (File No. 33-90970), registering 430,000 shares of Common Stock reserved for issuance under the Incentive Plan, filed with the SEC on April 7, 1995;

On January 23, 2025, pursuant to that certain Agreement and Plan of Merger, dated October 16, 2024 (as such agreement may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Universal, Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Universal, with Universal surviving as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger and the other transactions contemplated by the Merger Agreement, Universal has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by Universal in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, by filing these Post-Effective Amendments, Universal hereby removes from registration all securities registered but unsold or otherwise unissued under such Registration Statements, if any, as of the date hereof, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and Universal hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, Commonwealth of Pennsylvania, on this 23rd day of January 2025.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
Name:	John J. Arminas
Title:	Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.